UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006
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                      Transnational Financial Network, Inc.
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        (Exact name of small business issuer as specified in its charter)


California                         1-14219                         94-2964195
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(State or other jurisdiction       (Commission File          (I.R.S.Employer
of incorporation)                     Number)                Identification No.)

401 Taraval Street, San Francisco, CA                          94116
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(Address of principal executive offices)                    (Zip Code)


(Registrant's telephone number, including area code: (415) 242-7800

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(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

On August 3, 2006, the registrant issued a press release announcing that because it shareholders' equity was less than $2,000,000 as the end of its last fiscal year and losses from continuing operations and/or net losses in two out of its three most recent fiscal years, the American Stock Exchange had notified it in a letter, dated July 31, 2006, that it did not meet its continued listing standards as set forth in Section 1003(a)(i) of the AMEX Company Guide. To maintain the registrant's listing, the registrant must submit a plan by August 30, 2006 advising the exchange of action it has taken or will take, that would bring the registrant into compliance with the continued listing standards within a maximum of 18 months of receipt of the letter.

The registrant anticipates that its previously announced financing will close in August and that the registrant's equity will then be more than $2,000,000. While the Company believes that its current financing efforts shall resolve any concern about the Company's continued listing on the exchange, there can be no assurance that the Company's continued listing will be achieved. The registrant will, accordingly, submit its plan to the exchange in a timely manner.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release of August 3, 2006




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: August 3, 2006
                                       Transnational Financial Corporation


                                       /s/ Joseph Kristul
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                                       Joseph Kristul, Chief Executive Officer





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